Execution Copy

TERM LOAN NOTE

$35,000,000.00                                 March 9, 2015

FOR VALUE RECEIVED, the undersigned, BLYTH, INC., a Delaware corporation (“Borrower 1”), BLYTH HOME EXPRESSIONS, INC., a Delaware corporation (“Borrower 2”), BLYTH DIRECT SELLING HOLDINGS, INC., a Delaware corporation (“Borrower 3”), BLYTH CATALOG AND INTERNET HOLDINGS, INC., a Delaware corporation (“Borrower 4”), KWA, INC., a Minnesota corporation (“Borrower 5”), PURPLE TREE, INC., a Delaware corporation (“Borrower 6”), PARTYLITE HOLDING, INC., a Delaware corporation (“Borrower 7”), SILVER STAR BRANDS, INC. (formerly known as Miles Kimball Company), a Wisconsin corporation (“Borrower 8”), PARTYLITE GIFTS, INC., a Virginia corporation (“Borrower 9”), BJI Corporation, a Delaware corporation (“Borrower 10”), PARTYLITE WORLDWIDE, LLC, a Delaware limited liability company (“Borrower 11”), CANDLE CORPORATION OF AMERICA (DELAWARE), a Delaware corporation (“Borrower 12”) and CANDLE CORPORATION OF AMERICA, a New York corporation (“Borrower 13”, and together with Borrower 1, Borrower 2, Borrower 3, Borrower 4, Borrower 5, Borrower 6, Borrower 7, Borrower 8, Borrower 9, Borrower 10, Borrower 11 and Borrower 12, collectively, the “Borrowers”), jointly and severally promise to pay to the order of GFIE, LLC, a Florida limited liability company having an office at 11950 Turtle Beach Road, North Palm Beach, Florida 33408 (the “Lender” which term shall also include its successors and permitted assigns) at Lender’s said place of business, the principal sum of THIRTY FIVE MILLION AND 00/100 DOLLARS ($35,000,000.00), together with interest and other charges, as provided below (the “Term Loan”). This Note may not be transferred except in compliance with the terms of the Loan Agreement (defined below).

1.    LOAN AGREEMENT. This Note evidences the borrowing of the Term Loan under that certain Term Loan and Security Agreement, dated as of the date hereof, among Borrowers and Lender (the “Loan Agreement”), and has been issued by the Borrowers in accordance with the terms of the Loan Agreement. The Lender and any holder hereof is entitled to the benefits of the Loan Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

2.    INTEREST. Interest will accrue on the unpaid principal amount of the Term Loan outstanding from time to time from the date hereof until such principal is paid in full at the rates and terms and in all cases in accordance with the terms of the Loan Agreement.

3.    PAYMENTS. Borrowers shall make payments of accrued interest in accordance with the terms of the Loan Agreement. Borrowers shall repay principal at the times, in the amounts, and in all cases in accordance with the terms of the Loan Agreement.

4.    PREPAYMENT. The Borrowers have the right, and the obligation under certain circumstances, to prepay in whole or part the principal of the Term Loan on the terms and conditions specified in the Loan Agreement.

5.     ADDITIONAL CHARGES. If Lender has not received the full amount of any payment when due, Borrowers will pay any additional amounts required under the Loan Agreement.
6.    DEFAULT. If any one or more of the Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

7.    NO WAIVER BY LENDER. The liability of Borrowers and any subsequent endorser, guarantor or other accommodation maker under this Note is unconditional and shall not be affected by an extension of time, renewal, waiver or any other modification whatsoever granted or consented to by the Lender. Any failure by Lender to exercise any right it may have under this Note is not a waiver of the Lender’s right to exercise the same or any other right at any other time. No agreement by Lender to change, waive or release the terms of this Note shall be valid unless it is in writing and signed by Borrowers and Lender.

8.    MAXIMUM INTEREST. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Lender exceeds the maximum rate, Lender may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.    GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page to Follow]

[Additional Signature Page to GFIE, LLC/Blyth Term Note]

[Signature Page to GFIE, LLC/Blyth Term Note]
IN WITNESS WHEREOF, Borrowers have duly executed this Term Loan Note as of the day and year first above written.

BLYTH, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President
.

BLYTH HOME EXPRESSIONS, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President

BLYTH DIRECT SELLING HOLDINGS, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President

BLYTH CATALOG & INTERNET HOLDINGS, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President

PURPLE TREE, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President

PARTYLITE HOLDINGS, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President

SILVER STAR BRANDS, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President

PARTYLITE GIFTS, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President

BJI CORPORATION

By:_________________________________
Name: Michael Novins
Title: Vice President

PARTYLITE WORLDWIDE, LLC

By:_________________________________
Name: Michael Novins
Title: Vice President

CANDLE CORPORATION OF AMERICA (DELAWARE)

By:_________________________________
Name: Michael Novins
Title: Vice President

CANDLE CORPORATION OF AMERICA

By:_________________________________
Name: Michael Novins
Title: Vice President

KWA, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President